Exhibit 1.01
Unisys Corporation

Conflict Minerals Report
Reporting Year: 2016

Introduction

Unisys Corporation (“Unisys”) has prepared this Conflict Minerals Report in accordance with Rule 13p-1 of the Securities Exchange Act, as amended to reflect the requirements of Dodd-Frank Wall Street and Consumer Protection Reform Act of 2010. The scope of this document covers the reporting period from January 1 through December 31, 2016.

“Conflict Materials” are defined by the U.S. Securities and Exchange Commission (the “SEC”) as gold, columbite-tantalite, cassiterite, wolframite, and their derivatives - tin, tantalum, and tungsten (collectively referred to as “3TGs”). Rule 13p-1 requires the annual disclosure of certain information when the 3TGs used in the manufacture of a company’s products are known (or are suspected) to originate from certain conflict regions - specifically from the countries of: Angola, Burundi, Central African Republic, Democratic Republic of the Congo, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia (collectively referred to as “DRC Covered Countries”).

Company & Supply Chain Overview

Unisys is a global information technology (“IT”) company, which provides a portfolio of IT services, software, and technology. Unisys operates in two business segments - Services and Technology. In its Technology segment, Unisys designs and develops servers, software and related products.

Many Unisys hardware products require the use of one or more 3TG metals (as detailed in Exhibit A below). These Conflict Minerals are introduced into Unisys products through parts obtained from suppliers, either contract manufacturers or original equipment manufacturers (“OEM”), or from utilization of Conflict Minerals in manufacturing processes employed by Unisys suppliers. Supplier parts obtained by Unisys are utilized in the assembly of Unisys enterprise servers and other electronic equipment. Unisys is not a vertically integrated manufacturer and instead focuses on systems integration through the purchase of higher level assemblies and OEM products. Unisys is therefore several levels removed from the actual mining of Conflict Minerals. Unisys does not make purchases of raw ore or unrefined Conflict Minerals and makes no direct purchases from DRC Covered Countries. In addition, Unisys does not procure directly from smelters or refiners. Unisys does however actively support a conflict-free minerals trade policy with DRC Covered Countries from its suppliers. Unisys works with its suppliers to either pursue the development or elimination of smelters or refiners (“SORs”) that have not achieved CFSI compliance (as defined herein), or are not recognized by CFSI as actively working toward compliance.

A copy of Unisys’ Conflict Minerals Policy Statement, along with its latest Conflict Minerals Report, may be found at the following Unisys website: http://www.unisys.com/about-us/social-responsibility/conflict-minerals.

Due Diligence Process Design

Unisys designed its due diligence process to conform with the framework established for Downstream Supply Chains, as provided by The Organization for Economic Co-operation and Development (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas”. As a downstream company, Unisys does not have direct business relationships with SORs or visibility into the movement of Conflict Minerals between mine locations, SORs, or upstream companies. As such, Unisys relies to a large extent on information obtained from industry sources, as well as information obtained from its in-scope direct suppliers.

Unisys supports and leverages the efforts of the Electronic Industry Citizenship Coalition (EICC) - Conflict-Free Sourcing Initiative (“CFSI”), Conflict-Free Smelter Program (“CFSP”), and Conflict Minerals Reporting Template (“CMRT”), as well as independent audits performed by the London Bullion Market Association (“LBMA”), in the analysis of SORs for in scope suppliers utilized by Unisys.

2016 Due Diligence Measures Performed

Following is a summary of the 2016 due diligence measures performed by Unisys - per the 5 Step OECD Due Diligence Guidelines.

Step 1: Establish Strong Company Management Systems

•	Maintain a Supply Chain Policy for Conflict Minerals Originating from Identified Conflict Regions

A copy of Unisys’ Conflict Minerals Policy is posted at the Unisys Social Responsibility web site (see link above). Implementation of this policy is accomplished via Unisys’ internal ISO9001 Quality Management system within procedures adopted by Unisys’ Commodity Management, Procurement, Quality Assurance, and Environmental Compliance groups.

•	Maintain an Internal Conflict Minerals Team

Unisys maintains an internal Conflict Minerals team, facilitated by a management representative of the Platform and Supply Chain organization, and composed of team members representing Commodity Management, Logistics, Procurement Technical Services, Process Engineering, and Environmental Compliance groups. The team is responsible for coordinating and implementing all aspects of the Unisys’ Conflict Minerals program, and for communicating results to Unisys management.

•	Communicate Unisys Conflict Minerals Requirements to Suppliers

Unisys includes in its purchase order standard terms and conditions a clause that states Unisys Conflict Minerals policy and that requires suppliers to disclose to Unisys the existence and origin of any Conflict Minerals in products supplied to Unisys. Unisys, as an additional measure, has added a similar clause to its agreement templates for incorporation into applicable new agreements. Unisys agreements continue to be reviewed as they approach renewal, and a similar clause is added as appropriate. Unisys also provides additional written notifications to all in scope suppliers reiterating the Unisys Conflict Minerals Policy and outlining the subject years reporting requirements. For suppliers that have not met previous required reporting obligations, Unisys communicates specifically on required reporting improvements.

•	Provide an On-Line Grievance Mechanism for Conflict Minerals Concerns

Unisys’ Social Responsibility web site contains a link that may be used by concerned parties to communicate Conflict Minerals information to Unisys, and/or to report to Unisys corporate management any perceived Conflict Minerals issues.

•	Retain Records Relating to Supplier Conflict Minerals Performance

Unisys maintains records of relevant supplier correspondence relating to Unisys’ Conflict Minerals program - including supplier provided CMRTs, relevant e-mails, and Unisys Supplier Assessments - per Unisys records retention policies.
Step 2: Identify and Assess Risk in the Supply Chain

•	Obtain Conflict Minerals Information from In-Scope Unisys Suppliers

Unisys maintains direct contact with each of its in-scope suppliers and requires them to provide information on a minimum bi-annual (6 month) basis regarding (1) the specific Conflict Minerals contained in parts supplied to Unisys, and (2) the potential source of the Conflict Minerals, including smelter/refinery information. Each supplier is required to submit a completed Conflict Minerals Reporting Template (“CMRT”) covering the most recent reporting period.

•	Analyze Supplier CMRTs for Accuracy/Completeness, and Communicate Any Issues with Suppliers

Each supplier CMRT is reviewed to determine the completeness, timeliness, and, to the extent possible, the accuracy of its data. For each CMRT, Unisys assesses whether the 3TGs identified are consistent with the technology and complexity of the supplied part(s), and whether the supplier’s responses demonstrate sufficient commitment to conflict-free sourcing principles. Supplier responses judged to be insufficient, questionable, or dated (i.e., > 6 month CMRT date stamp) are followed-up with the supplier, and updated information obtained, as applicable. Any supplier deemed to be non-responsive after one or more follow-up attempts is flagged as a problem supplier that requires either additional training/development, or creation of a plan to remove the subject supplier from the Unisys supply chain.

•	Develop a Unisys CMRT

A Unisys CMRT, comprised of a roll-up of all supplier provided CMRT data, is developed using a commercially available software package from a major Conflict Minerals service provider. The software package is further used to scrub and refine the smelter data so as to eliminate invalid, erroneous, or duplicate smelter entries, and to identify a final Unisys smelter list.

•	Perform a Reasonable Country of Origin (RCOI) Analysis to Assess the Source of 3TGs

A Reasonable Country of Origin Inquiry (“RCOI”) is performed on the Unisys smelter list to determine, to the extent possible, the mine locations from which smelter’s ore originates, and whether any of these locations are within DRC Covered Countries. Source of this information is a combination of data obtained from supplier provided CMRTs, as well as data published at smelter web sites, CFSI Compliant Smelter data, and to a lesser degree, data from third party sources. As a result of Unisys’ RCOI analysis each SOR is tagged as to whether their sourcing “Excludes Covered Countries”, “Includes Covered Countries”, is “Unknown”, or is from “100% Scrap/Recycle” sources.

•	Perform Further Due Diligence on SORs Sourcing from DRC Region

SORs whose RCOI analysis either is “Includes Covered Countries” or is “Unknown” are considered candidates for further Unisys due diligence measures. A significant distinction is made by Unisys between SORs who have successfully completed the CFSI Conflict-Free Sourcing Program (CFSP) or are actively pursuing CFSP compliance, versus SORs who have chosen not to participate in the program, with the former (CFSP) groups believed to represent a low risk of supporting armed conflict. Unisys due diligence efforts are therefore focused on those SORs who are not currently compliant or actively participating in CFSP initiatives, and are therefore considered to be of higher risk.

Unisys due diligence efforts for higher risk smelters involve a thorough review of publically available SOR information, with emphasis on evidence of support for armed conflict or a history questionable or unethical business behavior or human rights abuse.

Step 3: Respond to Identified Risks

•	Identify “At Risk” Smelters and Undertake Mitigation Actions

SOR’s who are identified to be “at risk” for support of armed conflict are brought to the attention of the specific Unisys supplier whose CMRT reported that smelter, and a plan is requested for risk mitigation. Goals of this effort are to either validate the smelter’s intention to pursue CFSP compliance within a prescribed period of time, or alternatively, to eliminate the SOR from potential use in future Unisys products.

•	Report Conflict Minerals Status and Risks to Unisys Supply Chain Management

Unisys due diligence efforts and risk mitigation plans are reviewed with Unisys’ Supply Chain Management VP and his staff during the course of regularly scheduled compliance review meetings.

•	Maintain Awareness of Potential Problematic SORs as Reported by Non-Governmental Organizations (“NGOs”) or Third Party Conflict Minerals Service Providers

Unisys’ Conflict Minerals team works to maintain awareness of potentially problematic SORs, as reported by various NGOs or third party Conflict Minerals service providers, and strives to avoid use of these SORs in the Unisys supply chain.

Step 4: Carry Out Independent Third Party Audit of Supply Chain Due Diligence

As a downstream supply chain company, Unisys has no direct business relationship with SORs, and relies heavily on independent third party audits performed by CFSI’s Conflict-Free Smelter Program (“CFSP”), as well as similar third party gold audits performed by the London Bullion Market Association (“LBMA”), and the Responsible Jewelry Council (“RJC”), all of which employ the OECD Due Diligence Guidance process.

Step 5: Report Annually on Supply Chain Due Diligence

In accordance with Rule 13p-1 of the Securities Exchange Act, each year Unisys files with the SEC a Specialized Disclosure

Form (“Form SD”) together with an accompanying Conflict Minerals Report (“CMR”) and publishes this information on the Unisys Social Responsibility web site. A copy of Unisys’ Conflict Minerals Policy Statement is likewise published on the website (see link above).

2016 Due Diligence Findings/Results

For calendar year 2016, Unisys identified a total of 17 in-scope suppliers who provided purchased parts containing one or more Conflict Minerals that were used in the manufacture of Unisys products. Latest revision CMRTs were requested from each of these suppliers, from which Unisys received a total of 16 completed responses (i.e., 94% supplier response rate), covering approximately 98% of Unisys 2016 3TG purchases. Repeated efforts to obtain a completed CMRT from the one remaining supplier were unsuccessful, and this supplier has been eliminated from the Unisys supply chain.

From the 16 CMRTs received, Unisys identified a total of 314 operational smelter and refiner facilities (“SORs”) that may have processed Conflict Minerals contained in Unisys products. As of April 1, 2017, of the 314 SORs - 248 (79%) were CFSP compliant and 13 (4%) were actively pursuing CFSP compliance through participation in either CFSI or LBMA Audit processes, while 53 SORs were identified as currently “Non-Participating” in an OECD Guidance based audit program.

A summary of Unisys’ progress in achieving Conflict-Free SOR status is shown in Table 1 below for the 2016 vs 2015 reporting periods. During the past year, overall percentage of Conflict-Free SORs possibly contributing 3TGs to Unisys products increased from 69% to 79%, and is expected to reach the 80%+ range within the next reporting period. Unisys remains committed to working with its suppliers to achieve continuous improvement in supply chain performance, especially as new products are introduced, and continues to strive to maximize the percentage of SORs actively participating in the CFSI Conflict-Free program.

Conflict Mineral	2015 Conflict- Free SORs vs Total SORs	2015 Conflict- Free SORs (%)	2016 Conflict-Free SORs vs Total SORs	2016 Conflict- Free SORs (%)	2016 SORs Actively Participating in Conflict- Free Program	2016 Total Participating SORs (%)
Tantalum	41 of 43	95%	42 of 44	95%	42 of 44	95%
Tin	65 of 94	69%	74 of 91	81%	80 of 91	88%
Tungsten	36 of 50	72%	47 of 53	89%	47 of 53	89%
Gold	70 of 119	58%	85 of 126	67%	92 of 126	73%
Total	212 of 306	69%	248 of 314	79%	261 of 314	83%
Table 1 - 2015 vs 2016 Conflict-Free & Actively Participating SORs, for Unisys 3TG metals

Unisys RCOI and due diligence investigations for the 53 SORs not currently participating in an OECD Guidance based audit program found no evidence of sourcing from DRC Covered Countries for 46 of the SORs, and confirmed and/or determined that it was likely that the seven remaining SORs sourced from DRC Covered Countries. Four of the seven SORs were additionally identified as higher risk, due to prior reported incidences of questionable or unethical business behavior, and Unisys is currently working with its suppliers to remove these SORs from the Unisys supply chain.

A listing of country of origin information, as collected by Unisys during the 2016 RCOI process, is found in the following Table 2

Conflict Mineral	RCOI Analysis - Reported Countries of Origin
Tin	Australia, Bolivia, Brazil, Canada, Chile, China, DRC, Indonesia, Malaysia, Mexico, Peru, Philippines, Poland, Rwanda, Thailand, USA
Tantalum
Australia, Belarus, Bolivia, Brazil, Burundi, Canada, China, DRC, Estonia, Ethiopia, Germany, India, Japan, Kazakhstan, Malaysia, Mozambique, Namibia, Niger, Nigeria, Russia, Rwanda, Sierra Leone, Thailand, USA, Zimbabwe

Tungsten	Australia, Austria, Bolivia, Brazil, Cambodia, Canada, China, Columbia, Indonesia, Mexico, Mongolia, Nigeria, Peru, Portugal, Russia, Rwanda, Spain, Thailand, USA, Vietnam
Gold
Argentina, Australia, Belgium, Brazil, Canada, China, Ghana, Guyana, Indonesia, Japan, Kazakhstan, Malaysia, Kenya, Laos, Malaysia, Mexico, Papua New Guinea, Peru, Philippines, Russia, South Africa, South Korea, Spain, Sudan, Suriname, Switzerland, Taiwan, Thailand, United Arab Emirates, USA

Table 2 - Potential Countries of Origin for Conflict Minerals used by SORs listed in Exhibit B.

Risk Mitigation - Improvement Program

Following is a list of steps that Unisys has taken or is taking to mitigate the risk that Unisys Conflict Minerals might benefit or finance armed groups:

1.
Unisys has removed one supplier from the Unisys supply chain that did not provide an adequate 2016 CMRT response. This supplier has had a consistent issue with providing adequate Conflict Minerals responses pursuant to Unisys requirements;

2.
After review of the High Risk SORs identified in the due diligence process, it was determined that five Unisys suppliers currently include one or more of the four high risk SORs. Unisys has removed two of the five suppliers from the Unisys supply chain and is working with the other three suppliers to better understand the actions being taken relative to the subject high risk SORs. The goal of this effort is to either validate the intention of these SORs to achieve CFSP compliance within a prescribed period of time or, alternatively, to eliminate the use of these smelters by the relevant suppliers;

3.	Unisys continues to work with its suppliers to maximize the use of Conflict-Free SORs in the manufacture of Unisys purchased parts, with emphasis on parts used in new Unisys products;

4.
Unisys will continue to maintain awareness of latest industry developments and trends in Conflict Minerals due diligence processes and implement these into the Unisys risk assessment process, as applicable;

5.
Unisys will again request information and supporting data from each supplier providing parts to Unisys that are subject to 2017 reporting requirements by utilizing the CMRT and will pursue completed template responses that identify material down to the smelter and mine;

6.	Unisys will again follow its due diligence process to review and validate supplier responses that are obtained in support of Unisys 2017 Conflict Minerals reporting;

7.	Unisys will continue to provide its Conflict Minerals Policy to suppliers as part of its reporting template-based supplier inquiry process for 2017; and

8.
Unisys will continue to include within its purchase order standard terms and conditions a clause requiring suppliers to disclose to Unisys the existence and origin of any Conflict Minerals in any products supplied to Unisys. A similar clause is being added into new agreements and will be added to agreement renewals as appropriate.

2016 Conflict Minerals Reporting Summary

Although Unisys’ due diligence efforts determined that 310 of 314 SORs that were reported to Unisys from its in scope suppliers for 2016 were either not sourcing Conflict Minerals from DRC Covered Countries or were not supporting armed conflict in the DRC, Unisys was unable to precisely determine the status of the four remaining smelters. Because of concerns around these four remaining SORs Unisys has taken actions to, where possible, remove Unisys suppliers that source from these four SORs. For those Unisys suppliers not removed from the Unisys supply chain, Unisys is working with these suppliers on plans to eliminate the four SORs use on products provided to Unisys. In addition, Unisys has taken the additional step of removing the one Unisys supplier that has not been conforming to the Unisys required reporting requirements.

Product Description and List of Facilities

A list of parts used in Unisys enterprise servers and other electronic equipment for which Unisys solicited supplier information regarding Conflict Mineral content or Conflict Mineral use in production is included in Exhibit A. A list of smelter facilities that, to the extent known, processed Conflict Minerals in Unisys products is included in Exhibit B.

CONFLICT MINERALS REPORT
EXHIBIT A
DESCRIPTION OF UNISYS CORPORATION’S 2016 PRODUCTS (PARTS/SUPPLIES)

Product Description (conflict mineral)
Cables & Harnesses * (tin, gold)
Computer Cabinets & Accessories (none)
Computer Products - Servers, Storage, Input/Output & other Peripherals * (tin, tantalum, tungsten, gold)
Displays / Monitors * (tin, tantalum, tungsten, gold)
Fasteners (none)
Flex Circuits * (tin, gold)
Keyboards * (tin, tantalum, tungsten, gold)
Labels (none)
Memory - Modules, * (tin, tantalum, tungsten, gold)
Molded Plastic Parts (none)
Network Switches *(tin, tantalum, tungsten, gold)
Power Strips * (tin, tantalum, tungsten, gold)
Power Supplies * (tin, tantalum, gold)
Printed Circuit Assemblies * (tin, tantalum, tungsten, gold)
Sheet Metal (none)
Electro-mechanical Assemblies * (tin, tantalum, tungsten, gold)
Solder * (tin)
Thermal Transfer Products (none)
Universal Serial Port (USB) Security Devices, Flash cards * (tin, gold)

* Denotes Unisys Products known to contain Conflict Minerals - tin, tantalum, tungsten, or gold

CONFLICT MINERALS REPORT
EXHIBIT B
FACILITIES THAT, TO THE EXTENT KNOWN, PROCESSED CONFLICT MINERALS IN UNISYS PRODUCTS

Metal	Facility Name	Facility Location
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES
Gold (Au)	Advanced Chemical Company	UNITED STATES
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND
Gold (Au)	Asahi Pretec Corp.	JAPAN
Gold (Au)	Asahi Refining Canada Ltd.	CANADA
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES
Gold (Au)	Asaka Riken	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA
Gold (Au)	AURA-II	UNITED STATES
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	Caridad	MEXICO
Gold (Au)	Cendres + Métaux S.A.	SWITZERLAND
Gold (Au)	Chimet S.p.A.	ITALY
Gold (Au)	Chugai Mining	JAPAN
Gold (Au)	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	DODUCO GmbH	GERMANY
Gold (Au)	Dowa	JAPAN
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN
Gold (Au)	Elemetal Refining, LLC	UNITED STATES
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold (Au)	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold (Au)	Geib Refining Corp.	UNITED STATES
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	Guandong Jinding Material co., Ltd.	CHINA
Gold (Au)	Gujarat Gold Centre	INDIA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA

Metal	Facility Name	Facility Location
Gold (Au)	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	Jiangxi Copper Company Limited	CHINA
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kazzinc	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES
Gold (Au)	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	L' azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Company Limited	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	LS-NIKKO Copper Inc.	CHINA
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies SA	SWITZERLAND
Gold (Au)	Metalor Technologies(Suzhou)Limited	CHINA
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES
Gold (Au)	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	Nihon Material Co., Ltd.	JAPAN
Gold (Au)	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	PAMP SA	SWITZERLAND
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Metal	Facility Name	Facility Location
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	PX Précinox SA	SWITZERLAND
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Remondis Argentia B.V.	NETHERLANDS
Gold (Au)	Republic Metals Corporation	UNITED STATES
Gold (Au)	Royal Canadian Mint	CANADA
Gold (Au)	SAAMP	FRANCE
Gold (Au)	Sabin Metal Corp.	UNITED STATES
Gold (Au)	SAFINA A.S.	CZECH REPUBLIC
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold (Au)	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS
Gold (Au)	SEMPSA Joyería Platería SA	SPAIN
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN
Gold (Au)	So Accurate Group, Inc.	UNITED STATES
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	T.C.A S.p.A	ITALY
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN
Gold (Au)	Tony Goetz NV	BELGIUM
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Torecom	KOREA, REPUBLIC OF
Gold (Au)	Umicore Brasil Ltda.	BRAZIL
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	Universal Precious Metals Refining Zambia	ZAMBIA
Gold (Au)	Valcambi SA	SWITZERLAND
Gold (Au)	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Gold (Au)	Xstrata Canada Corporation	SWITZERLAND
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Zijin Minning Group Co.,Ltd.Glod Refinery	CHINA
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES
Tantalum (Ta)	Duoluoshan	CHINA

Metal	Facility Name	Facility Location
Tantalum (Ta)	E.S.R. Electronics	UNITED STATES
Tantalum (Ta)	Exotech Inc.	UNITED STATES
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND
Tantalum (Ta)	H.C. Starck GmbH Goslar	GERMANY
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	KEMET Blue Metals	MEXICO
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum (Ta)	Mineração Taboca S.A.	BRAZIL
Tantalum (Ta)	Mitsui Mining & Smelting	JAPAN
Tantalum (Ta)	Molycorp Silmet A.S.	ESTONIA
Tantalum (Ta)	Phoenix Metal Ltd	RWANDA
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA
Tantalum (Ta)	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum (Ta)	QuantumClean	UNITED STATES
Tantalum (Ta)	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum (Ta)	Taki Chemicals	JAPAN
Tantalum (Ta)	Telex Metals	UNITED STATES
Tantalum (Ta)	Tranzact, Inc.	UNITED STATES
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin (Sn)	Alpha Metals Korea Ltd.	KOREA, REPUBLIC OF
Tin (Sn)	An Thai Minerals Company Limited	VIETNAM
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	UNITED KINGDOM

Metal	Facility Name	Facility Location
Tin (Sn)	China Rare Metal Materials Company	CHINA
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin (Sn)	Coopersanta	BRAZIL
Tin (Sn)	CV Ayi Jaya	INDONESIA
Tin (Sn)	CV Dua Sekawan	INDONESIA
Tin (Sn)	CV Gita Pesona	INDONESIA
Tin (Sn)	CV Serumpun Sebalai	INDONESIA
Tin (Sn)	CV Tiga Sekawan	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA
Tin (Sn)	Dowa	JAPAN
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin (Sn)	Elmet S.L.U. (Metallo Group)	SPAIN
Tin (Sn)	EM Vinto	BOLIVIA
Tin (Sn)	Estanho de Rondônia S.A.	BRAZIL
Tin (Sn)	Fenix Metals	POLAND
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin (Sn)	Gejiu Jinye Mineral Company	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin (Sn)	Heimerle + Meule GmbH	GERMANY
Tin (Sn)	Heraeus Ltd. Hong Kong	HONG KONG
Tin (Sn)	Heraeus Precious Metals GmbH & Co. KG	FRANCE
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin (Sn)	Kaimeng(Gejiu) Industry and Trade Co., Ltd.	CHINA
Tin (Sn)	Liuzhou Smelter	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Melt Metais e Ligas S/A	BRAZIL
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES
Tin (Sn)	Metallo-Chimique N.V.	BELGIUM
Tin (Sn)	Mineração Taboca S.A.	BRAZIL
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin (Sn)	Operaciones Metalurgical S.A.	BOLIVIA
Tin (Sn)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA

Metal	Facility Name	Facility Location
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Bangka Prima Tin	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Indra Eramulti Logam Industri	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	PT Justindo	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT O.M. Indonesia	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Refined Banka Tin	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin (Sn)	PT Timah (Persero), Tbk	MALAYSIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	PT Wahana Perkit Jaya	INDONESIA
Tin (Sn)	Resind Indústria e Comércio Ltda.	BRAZIL
Tin (Sn)	Rui Da Hung	TAIWAN
Tin (Sn)	Soft Metais Ltda.	BRAZIL
Tin (Sn)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tin (Sn)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tin (Sn)	Thaisarco	THAILAND
Tin (Sn)	TONGDING METALLIC MATERIAL CO.LTD	CHINA
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	United Precious Metal Refining, Inc.	UNITED STATES
Tin (Sn)	VQB Mineral and Trading Group JSC	VIET NAM
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	YunNan GeJiu Jin Ye Mineral Co.,Ltd	CHINA
Tin (Sn)	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten (W)	ACL Metais Eireli	BRAZIL
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Metal	Facility Name	Facility Location
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Conghua Tantalum and Niobium Smeltry	CHINA
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten (W)	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten (W)	HC Starck Group	GERMANY
Tungsten (W)	Hi-Temp	UNITED STATES
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tungsten (W)	Kennametal Fallon	UNITED STATES
Tungsten (W)	Kennametal Huntsville	UNITED STATES
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Materion	UNITED STATES
Tungsten (W)	Moliren Ltd	RUSSIAN FEDERATION
Tungsten (W)	Niagara Refining LLC	UNITED STATES
Tungsten (W)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten (W)	Sumitomo Metal Mining Co., Ltd.	CHINA
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

Metal	Facility Name	Facility Location
Tungsten (W)	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Zhuzhou Cemented Carbide Group Co Ltd	CHINA